Exhibit 10.2

ITEM/SEGMENT NO.:	4052701
STATE ROAD NO.:	589
COUNTY:	Hernando
PARCEL NO.:	104

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (hereinafter the “Agreement”) is made by and between Sugarmill Woods, Inc., whose mailing address is

212 South Central Avenue, Suite 100, Saint Louis, Missouri 63105 (“SELLER”), and the STATE OF FLORIDA DEPARTMENT OF TRANSPORTATION, an executive agency of the State of Florida, whose mailing address is Turnpike Headquarters, Post Office Box 613069, Ocoee, Florida 34761 (“PURCHASER”).

WITNESSETH

For and in consideration of the Purchase Price hereinafter set forth, the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the SELLER hereby agrees to sell and convey to PURCHASER, and PURCHASER hereby agrees to purchase from SELLER the real property described in EXHIBIT “A”: (sometimes referred to herein as the “property”), upon the following terms and conditions:
Purchase Price

Real Property
Land	$6,000,000.00
Improvements	$0.00
Real Estate Damages	$0.00
Total Real Property	$6,000,000.00
Fees and Costs
Attorney Fees	$300,000.00
Total Fees and Costs	$300,000.00
Total Business Damages	$0.00
Total of Other Costs	$0.00
Total Purchase Price	$6,300,000.00
Portion of Total Purchase Price to be paid to Seller by Buyer at Closing	$6,000,000.00

ITEM/SEGMENT NO.:	4052701
STATE ROAD NO.:	589
COUNTY:	Hernando
PARCEL NO.:	104

(a)
Final Agency Acceptance. It is mutually understood that execution of this Agreement by PURCHASER constitutes conditional acceptance, and is subject to final agency acceptance by the PURCHASER. Final agency acceptance shall denote final approval of the purchase price and all terms and conditions contained in this Agreement, and constitute the effective date of this Agreement. A closing on this contract shall not be transacted prior to final agency acceptance. Notice of final agency acceptance shall be evidenced by the signature of the PURCHASER on this Agreement at the place indicated for Final Agency Acceptance, and delivery to SELLER, not sooner than 30 days from the date of the conditional acceptance signature, but not later than 45 days from the date of the conditional acceptance signature. In the event PURCHASER does not furnish notice of final agency acceptance on or before the 45 days following the date of the conditional acceptance signature, then in such event, this Agreement shall be terminated and the parties shall thereafter be relieved of any further obligation hereunder.

(b)
Closing Date. This transaction shall be closed and the instrument of conveyance, together with other closing documents, delivered to PURCHASER within 30 days of the date of final agency acceptance but not later than 60 days from the date of the conditional acceptance, unless otherwise extended by the mutual agreement of the parties.

(c)
Conveyance of Title. At closing, SELLER shall convey to PURCHASER good and marketable title, in fee simple, to the property, including limited access rights, and rights to air, light and view, as described in Exhibit “A” by Warranty Deed, free and clear of all liens and encumbrances. Any sums that PURCHASER must expend to clear liens and encumbrances in order to make the title to the property good and marketable shall be deducted at closing from the purchase price. SELLER shall be liable for any existing liens and encumbrances, or any liens or encumbrances arising

ITEM/SEGMENT NO.:	4052701
STATE ROAD NO.:	589
COUNTY:	Hernando
PARCEL NO.:	104

after closing date as a result of actions or inactions of the SELLER. Prior to the closing, the PURCHASER shall have the right at any reasonable time to conduct any inspections, surveys, and tests of the property that PURCHASER determines to be necessary. The terms of this section shall survive the closing.

(d)
Closing Costs. SELLER is responsible for all taxes due and owing on the property as of the date of closing. SELLER shall be responsible for the payment of the prorated portion of the ad valorem real estate taxes from January 1 of the year of conveyance until the date of closing, the costs to clear any liens or encumbrances on the property, any documentary stamps, and any real estate brokerage commission to be paid to real estate agent or broker representing the SELLER. PURCHASER shall be responsible to pay all other closing costs associated with this transaction (except those allocated to SELLER), including, but not limited to, cost of title commitment and Owner’s policy of title insurance, the boundary survey, and the recording fees for all documents necessary to convey the title to the property.

(e)
Withholding. The parties shall comply with the provisions of Internal Revenue Code Section 1445 and applicable Treasury Regulations issued thereunder. If the SELLER is a U.S. person for Internal Revenue Code Section 1445 purposes, then on demand of the PURCHASER and prior to closing the SELLER shall provide the PURCHASER with a certificate of non-foreign status in the manner provided in Treasury Regulations Section 1.1445-2. If the SELLER provides the PURCHASER with such certificate, and if the PURCHASER is otherwise permitted to rely on such certificate under those Regulations, the PURCHASER shall not withhold under Internal Revenue Code Section 1445.

(f)
DUE DILIGENCE: At the PURCHASER’s sole discretion, any or all of the following conditions of a due diligence investigation shall be satisfactorily completed prior to acceptance of the Agreement:

Title Search: The PURCHASER, at its expense, shall complete a full title search to evaluate outstanding encumbrances, if any, on the property. If a title search reveals any encumbrances or other pertinent information that cannot be satisfactorily cleared prior to closing, then the PURCHASER reserves the right to withdraw from the Agreement.

Survey: The PURCHASER, at its expense, shall complete a survey of the property. If a survey reveals anything that would prohibit the use of the property or that encumbers the property or that exposes a fatal flaw, then the PURCHASER reserves the right to withdraw from the Agreement.

(g)
Environmental. SELLER represents and warrants, to the best of its knowledge and belief, that the property is free and clear of hazardous materials and pollutants, defined as any substances, contaminant, noise, or manmade or human-induced impairment of soil, air or waters on the property, or alteration of the chemical, physical, biological, or radiological integrity of the soil, air, or water on the property in quantities or at levels which are or may be harmful or injurious to human health or welfare, animal or plant life, or property or which unreasonably interferes with the enjoyment of life or property, all as defined by any federal, state, local or other applicable governmental law, rule, guideline, standard, regulation or ordinance (“Environmental Laws”).

(i)
SECTION 73.013, FLORIDA STATUTES: SELLER hereby waives any rights afforded under Section 73.013, Florida Statutes and subsequent statutory provisions and hereby consents to PURCHASER’S subsequent disposition of any part of the subject property.

(j)
Complete Compensation. The parties hereby acknowledge that the acquisition of the subject property is being made pursuant to Section 338.223 (2) (b), Florida Statutes, and is not made under the threat of condemnation. SELLER agrees that

ITEM/SEGMENT NO.:	4052701
STATE ROAD NO.:	589
COUNTY:	Hernando
PARCEL NO.:	104

the purchase price will, when paid to SELLER, be in full compensation for the property, including all of SELLER’S attorneys’ fees and all other fees and costs, and any business damage claims, and for any severance damages to the SELLER’S remaining property; and the SELLER agrees that, subject to closing of the sale of the property as provided herein, the SELLER will release PURCHASER from the aforementioned claims and seek no further compensation and will forego any litigation for any further compensation related to the acquisition of the property, including but not limited to, any additional compensation pertaining to any damages to its remaining property. The parties agree that the terms of this Agreement, including the purchase price, were freely negotiated by the parties, and that each of the parties has had the advice of counsel, or the opportunity to obtain the advice of counsel, and fully understand the terms, and that no force or duress was exerted upon either party to induce that party to enter into this Agreement.

(k)
Extended Occupancy. Any extension of occupancy of the property by SELLER beyond the date of closing must be authorized by the PURCHASER in writing. During the period from the date of closing until the SELLER surrenders possession to the PURCHASER, the SELLER shall exercise diligent care in protecting the property from theft and vandalism, and shall hold PURCHASER harmless therefrom. All property, whether real or personal, included in this Agreement shall be delivered to PURCHASER in the same condition existing as of the effective date of this Agreement, less any reasonable wear and tear.

(l)
Exhibits. All exhibits attached hereto are made a part hereof as if fully set forth herein.

(m)
Entire Agreement. This Agreement represents the entire understanding and agreement between and among the parties hereto with regard to all matters involved in the transaction contemplated in this Agreement, and supersedes any and all prior or contemporaneous agreements, whether written or oral except for the provisions set forth in the Addendum attached hereto and made a parts hereof, which shall supercede any conflicting provisions in the body of this agreement.

ITEM/SEGMENT NO.:	4052701
STATE ROAD NO.:	589
COUNTY:	Hernando
PARCEL NO.:	104

(n)
Survival. Except as provided otherwise in this Agreement, all covenants, representations and warranties set forth in this Agreement shall survive the closing and shall survive the execution or delivery of the deed and other documents at any time executed or delivered under, pursuant to or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to or by reason of this Agreement.

(o)
Assignment. SELLER may not assign this contract in whole or in part without the written consent of the PURCHASER.

(p)
Radon Gas. Pursuant to the provisions of Section 404.056(5), Florida Statutes, SELLER hereby notifies PURCHASER as follows with respect to the property: “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.”

In Witness Whereof, the SELLER and PURCHASER have caused these presents to be executed in their respective names.
SELLER:		ACCEPTANCE BY PURCHASER:

SUGARMILL WOODS, INC.		STATE OF FLORIDA,
DEPARTMENT OF TRANSPORTATION FLORIDA TURNPIKE ENTERPRISE

/s/ Laurence A. Schiffer	3/25/16	/s/ Nick Bowman	4/27/16
Signature	Date	Signature	Date

Laurence A. Schiffer, President		BY: Nick Bowman, Deputy RW Manager
Print/Type Name		Print Name & Title

ITEM/SEGMENT NO.:	4052701
STATE ROAD NO.:	589
COUNTY:	Hernando
PARCEL NO.:

Approved as to form and legality:

[Illegible signature]
Office of the Turnpike General Counsel

SELLER’S FEDERAL TAX ID. NO.:
☐☐☐☐☐☐☐☐☐☐☐

FINAL AGENCY ACCEPTANCE

In Witness Whereof, the PURCHASER has caused these presents to be accepted this day of

 /s/ Joseph D. Jeffers
Signature
Joseph D. Jeffers Right of Way Manager

ITEM/SEGMENT NO.:	4052701
STATE ROAD NO.:	589
COUNTY:	Hernando
PARCEL NO.:	104

EXHIBIT “A”

FEE SIMPLE

A portion of SUGARMILL WOODS PALM VILLAGE, as recorded in Plat Book 14, Pages 1-102, of the Public Records of Hernando County, Florida, lying in Section 3, Township 21 South, Range 18 East, Hernando County, Florida, being a portion of those lands as described and recorded in Official Records Book 353, Page 330 of said Public Records, lying Northeasterly of State Road 700 – U.S. 98, as shown on Florida Department of Transportation right of way maps, Section 97080-2302, and lying West of those lands as described and recorded in Official Records Book 835, Page 130 of the Public Records of Hernando County, Florida, and known as World Woods Golf Club.
Containing 323 acres, more or less.

ITEM/SEGMENT NO.:	4052701
STATE ROAD NO.:	589
COUNTY:	Hernando
PARCEL NO.:	104

ADDENDUM

The Purchaser and Seller agree to the following:

1.
Purchaser and Seller are parties to that certain Purchase Agreement for real property of Seller identified as Item Segment No. 405270-1 in District 8, Parcel 101. It shall be a condition precedent to Seller's obligation to proceed to closing on the transaction contemplated by this agreement that there shall be a simultaneous closing of the transaction contemplated by the Purchase Agreement for parcel 101. Should the transaction contemplated by the Purchase Agreement for Parcel 101 fail to proceed to closing in accordance with the terms thereof for any reason, Seller shall be entitled to terminate this agreement upon notice to Purchaser, whereupon this agreement shall terminate and the parties shall have no further rights or obligations hereunder, except those which by their express terms are intended to survive such termination.

2.
Paragraph (c) of this agreement is hereby amended by the language set forth in paragraphs 3 and 4 below.

3.
Seller shall have no obligation to cure title defects objectionable to Purchaser.

4.
Purchaser shall notify Seller of title defects unacceptable to Purchaser in writing and within ten (10) days thereafter, Seller shall advise Purchaser whether or not Seller shall attempt cure thereof.

a.
If Seller elects to attempt cure, Seller shall have a period of forty-five (45) days within which to attempt cure.

b.
If Seller does not elect to cure or if having so elected Seller shall be unable to effectuate such cure in a commercially reasonable manner (as determined by Seller in its sole and absolute discretion), Seller shall notify Purchaser of the same, whereupon Purchaser may within ten (10) days thereafter elect either:

(i)
terminate this agreement upon written notice to Seller, in which event this agreement and the Purchase Agreement for parcel 101 shall both terminate and the parties shall have no further rights or obligations hereunder, except those which by their express terms are intended to survive such termination; or

(ii)
to accept such title as Seller is able to convey and proceed to Closing without reduction in the Purchase Price for the uncured title defects.

In the event Purchaser does not timely provide notice of termination pursuant to paragraph (i) above, Purchaser will conclusively be deemed to have elected to proceed pursuant to paragraph (ii) above.

5.
Seller has advised that the sale of the subject property together with the lands subject to the Purchase Agreement for parcel 101 requires approval of the shareholder(s) of the Seller. Accordingly, Seller's obligations under this agreement are expressly conditioned upon the approval of both this agreement and of the Purchase Agreement for parcel 101 by Seller's shareholders (“Shareholder Consent”) in accordance with the terms of Seller's organizational documents. Seller shall make all disclosures to Seller's shareholder(s), shall make any filings, and shall take all commercially reasonable efforts to obtain Shareholder Consent in a timely manner from and after the Effective Date of this agreement.

6.
The Closing Date shall not occur until Seller has obtained and delivered to Purchaser reasonable evidence that Seller has obtained of Shareholder Consent. Buyer shall obtain Shareholder Consent within seventy-five (75) days of the day of Final Agency acceptance of both this agreement and the Purchase Agreement for parcel 101. Provided, however, in the event Seller has not obtained Shareholder Consent on or before May 31, 2016, either party may terminate both this agreement and the Purchase Agreement for parcel 101 upon written notice to the other party given prior to Seller obtaining Shareholder Consent, whereupon this agreement and the Purchase Agreement for parcel 101 shall both terminate and the parties shall have no further rights or obligations hereunder, except those which by their express terms are intended to survive such termination.

 Signed and dated this  26th  day of  April, 2016, by and between:

Seller		Purchaser

Sugarmill Woods, Inc.		State of Florida Department of Transportation

/s/ Laurence A. Schiffer	3/25/16	/s/ Nick Bowman	4/27/16
Signature	Date	Signature	Date

Laurence A. Schiffer, President		BY: Nick Bowman, Deputy RW Manager
Type or print name		Type or print name